Exhibit 10.7

CONFIDENTIAL

SURVEYMONKEY

FY17 SALES INCENTIVE PLAN

(Effective September 1, 2017 and subject to the FY17 Sales Incentive Plan Policies, Terms and Conditions)

Sales Executive

Plan Contents:

•	This Plan Design & Acknowledgement Sheet (the “Details Sheet”)

•	The Plan Policies, Terms, and Conditions (the “Plan Rules”)

Plan Overview

SurveyMonkey’s Leadership is excited to have you on board and is pleased to present you with your FY17 Sales Incentive Plan, which is comprised of this document and the Plan Rules (the “Plan”). This is an exciting time to be at SurveyMonkey as we accelerate growth through building relationships with new and existing partners.

Our FY17 plan goals include the following:

a)	align to company sales strategy and compensation philosophy

b)	reflect company revenue and profitability goals

c)	compensate individuals for their contribution to the business

d)	be market competitive and pay for performance to attract and retain high caliber sales talent

This document must be read together with the Plan Rules. If there is any inconsistency between this document and the Plan Rules, this document will prevail to the extent of any inconsistency.

Plan Components

Your On Target Earnings (“OTE”) is comprised of:

•	Base Salary

•	Commission-based Target Incentive (“TI”)

Table 1: Plan Components

Performance Measure	Mechanic	Performance Period	Payout Frequency
Corporate Sales New Bookings (80%)	Commission Formula	Annual	Monthly
SurveyMonkey New Bookings (20%)	Commission Formula	Annual	Monthly

CONFIDENTIAL

Plan Measure Details

A Transaction is “Booked” when it fulfills all of the following criteria:

1)	the Terms & Conditions of the transaction have been approved by the Company’s legal department

2)	the Company’s Finance department has approved the transaction; and

3)	the Company has received a copy of the fully executed sales agreement.

Please see the Plan Rules for the terms governing definitions, crediting, splits, un-earnable commissions (de-bookings), reassignments, and new-hire practices.

Your commission payout is calculated by multiplying three things: 1) Percentage Attainment, 2) Accelerator Rate at that Percentage Attainment, and 3) Target Incentive (TI). The rate depends on level of total attainment. For attainment from 0-100% of Quota, the accelerator rate is 1.0x. For all attainment above 100%, the accelerator rate is 1.5x. Please see below for an example payout.

Table 2 below provides the commission rates for each tier.

Table 2: Measure Commission Rate Table

Quota Attainment	Target Incentive	Accelerator Rate
0%	100%	1x
>100%		1.5x

Monthly Payout Calculation Example

Example: $25M Annual Quota with $100K Annual Target Incentive and 80% measure weighting. Booked $2.5M in September

Calculation Example:

Step 1. Calculate your weighted incentive.

$100,000 Annual Incentive x 80% Measure Weighting = $80,000

Step 2. Calculate your commission payout in each tier of attainment based on your accelerator rates, then sum for total commission payout.

Bookings		%QA		Rate		Target Incentive		Commission Earned in September
2.5M	=	10%	x	1x	x	$80,000	=	$8,000.00
2.5M		10%						$8,000.00

CONFIDENTIAL

Sales Executive

Employee Information and Total Pay Details

Employee Name	John Schoenstein	Period	Annual
Role Title	Sales Executive	Base Salary	$300,000
Business Title	CSO	Target Incentive	$300,000
Office	San Mateo	On Target Earnings	$600,000
Effective Date	September 1, 2017	Target Pay Mix	50/50
Ramp Period (if any)	4 Months

Payments under the Plan may be subject to limitations, deductions, and withholding taxes.

Guarantee

During a guarantee period, you will be paid the greater of 1) guarantee amount or 2) Commissions earned.

Guarantee Schedule
September	October	November	December
100%	100%	100%	100%
$25,000	$25,000	$25,000	$25,000

Quota Details

Measure	Quarter	Quota
	Q1	$6,644,421
	Q2	$7,273,198
Corporate Sales New Bookings	Q3	$9,235,634
	Q4	$10,969,146
	TOTAL	$34,122,401
	Q1	$49,494,863
	Q2	$51,080,478
SurveyMonkey New Bookings	Q3	$53,262,012
	Q4	$55,337,006
	TOTAL	$209,174,359

Commission Rate Details

Quota Attainment	Target Incentive	Accelerator Rate
0%	100%	1x
>100%		1.5x

CONFIDENTIAL

Approval / Acceptance

The Plan is effective on September 1, 2017 and, subject to the Plan Rules, will replace, cancel and supersede any and all prior compensation plans or arrangements in effect.

Your participation in the Plan does not give you any right to continued employment with SurveyMonkey.

The Plan, including target incentive amounts and quotas, may be varied, amended, withdrawn or cancelled at any time in the absolute discretion of SurveyMonkey upon written notice to you from SurveyMonkey. However, no Plan Amendments to this Plan will have a retroactive effect on any Closed Transactions and such Transactions shall be subject to the terms and conditions in effect at the time the Booked Transaction converted to a Closed Transaction.

By signing below, you acknowledge and agree that:

•	you have read and understood the Plan, and accept and agree to be bound by its terms;

•	any future commissions advanced under the Plan will be reduced by the pre-paid amount of any prior un-earnable commissions. If your employment with the Company is terminated for any reason before the un-earnable amount has been fully repaid to the Company, then you will be responsible for the repayment of any outstanding amount; and

•	you have had the opportunity to confer with an independent legal advisor in advance of signing below, and have either obtained such advice or declined to do so.

Acknowledged & Agreed:

	Name	Signature	Date (m/d/y)

CEO	Zander Lurie	/s/ Zander Lurie	September 12, 2017

	Name	Signature	Date (m/d/y)

CSO	John Schoenstein	/s/ John Schoenstein	September 13, 2017

	Name	Signature	Date (m/d/y)

Controller	Dharti Patel	/s/ Dharti Patel	September 14, 2017